PBF Energy Announces Expected Lower-of-Cost-or Market Adjustment

PARSIPPANY, NJ - January 29, 2015 - PBF Energy Inc. (NYSE: PBF) announced today that it expects to record a non-cash, pre-tax income statement charge related to a lower-of-cost-or-market (LCM) inventory adjustment between $650 and $750 million for 2014. The expected non-cash LCM adjustment will reflect the market value of crude oil and product inventories declining to a level below the cost of the inventories as a result of the rapid decline in commodity prices experienced since the end of the third quarter 2014. PBF, having acquired its refineries in 2010 and 2011, had inventories valued at levels that made them susceptible to the recent decline in commodity prices. The actual adjustment will be determined considering many factors including any change in commodity prices that may occur prior to the finalizing of year-end 2014 financial results.

About PBF Energy Inc.
PBF Energy Inc. (NYSE: PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy Inc. indirectly owns the general partner and approximately 52.1% of the limited partnership interest of PBF Logistics LP (NYSE: PBFX).

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the control of PBF Energy and PBF Logistics LP, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the filings with the SEC for both PBF Energy and PBF Logistics LP, as well as that PBF Energy accounts for all of the revenue of PBF Logistics LP, thereby subjecting PBF Logistics to the business risks of PBF Energy. All forward-looking statements speak only as of the date hereof. Neither company undertakes any obligation to revise or update any forward-looking statements except as may be required by applicable law.

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994